     As filed with the Securities and Exchange Commission on March 12, 1998
                                        Registration No. 333-______________

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                          SECURITIES AND EXCHANGE COMMISSION
                                Washington, D.C. 20549

                               ------------------------
                                       FORM S-8
                                REGISTRATION STATEMENT
                                        UNDER
                              THE SECURITIES ACT OF 1933
                              -------------------------

                                SCHEID VINEYARDS INC.
                  (Exact name of issuer as specified in its charter)

              DELAWARE                                  77-0461833
    (State or other jurisdiction            (IRS Employer Identification No.)
   of incorporation or organization)

         13470 WASHINGTON BLVD., SUITE 300 MARINA DEL REY, CALIFORNIA  90292
                (Address of principal executive offices)    (Zip Code)

                              -------------------------
                                SCHEID VINEYARDS INC.
                        1997 STOCK OPTION/STOCK ISSUANCE PLAN
                               (Full title of the plan)

                              -------------------------
                                   ALFRED G. SCHEID
                         CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                                SCHEID VINEYARDS INC.
                          13470 WASHINGTON BLVD., SUITE 300
                              MARINA DEL REY, CA  90292
                       (Name and address of agent for service)
                                    (310) 301-1555
            (Telephone number, including area code, of agent for service)

                              -------------------------

                    Please send copies of all correspondence to:
                             GORDON R. KANOFSKY, ESQ.
                      Sanders, Barnet, Goldman, Simons & Mosk
                              A Professional Corporation
                         1901 Avenue of the Stars, Suite 850
                          Los Angeles, California 90067-6078
                                   (310) 551-8407
                              -------------------------

                           CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------
                                                                                           Proposed
Title of                                                   Maximum        Proposed          Maximum
Securities                                  Amount        Offering        Aggregate        Amount of
  to be                                     to be           Price         Offering       Registration
Registered                              Registered(1)    per Share(2)     Price(2)            Fee
----------                              -------------    ------------     --------            ---

1997 Stock Option/Stock Issuance Plan
-------------------------------------

Class A Common Stock                   200,000 shares      $10.25       $2,050,000       $605

--------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------


(1) Includes an indeterminable number of shares which may be issued as a result of anti-dilution provisions set forth in the stock option/stock issuance plan to which this Registration Statement relates.

(2) Calculated solely for purposes of this offering under Rules 457(c) and
    (h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of the Class A Common Stock of Scheid Vineyards Inc. on March 9, 1998, as reported on the Nasdaq National Market.

                               EXPLANATORY NOTE

       This Registration Statement relates to up to 200,000 shares of Class A Common Stock of Scheid Vineyards Inc. (the "Registrant") that may be issued pursuant to awards of stock options and restricted or unrestricted stock that may be made under the Scheid Vineyards Inc. 1997 Stock Option/Stock Issuance Plan, as amended and restated through March 10, 1998. The maximum number of shares of Class A Common Stock issuable is subject to adjustment as a result of certain anti-dilution provisions in such plan.

                                     PART II

                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

        The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "SEC"):

        (a) The Registrant's Prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act of 1933, as amended (the "1933 Act"), in connection with Registration Statement No. 333-27871 on Form SB-2, filed with the SEC on July 25, 1997, together with any amendments thereto, in which there is set forth audited financial statements for the Registrant's fiscal years ended December 31, 1995 and 1996;

        (b) the Registrant's Quarterly Reports on Form 10-QSB, as amended, for the quarterly periods ended June 30, 1997 and September 30, 1997, filed with the SEC pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended (the "1934 Act"); and

        (c) The Registrant's Registration Statement No. 000-22857 on Form 8-A filed with the SEC on July 21, 1997 pursuant to Section 12 of the 1934 Act, in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

        All documents filed with the SEC by the Registrant pursuant to
Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   DESCRIPTION OF SECURITIES

        Not Applicable.


Item 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not Applicable.

Item 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Reference is made to Section 102(b)(7) of the Delaware General Corporation Law (the "DGCL"), which permits a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director for violations of the director's fiduciary duty, except
(i) for any breach of the director's fiduciary duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve international misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions, or
(iv) for any transaction from which the director derived an improper personal benefit. The Registrant's Certificate of Incorporation contains provisions permitted by Section 102(b)(7) of the DGCL.

        Reference is made to Section 145 of the DGCL which provides that a corporation may indemnify any person, including directors and officers, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such director, officer, employee or agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal actions or proceedings, had no reasonable cause to believe that his or her conduct was unlawful. A Delaware corporation may indemnify directors and/or officers in an action or suit by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the director or officer is adjudged to be liable to the corporation. Where a director or officer is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses which such director or officer actually and reasonably incurred.

        The Registrant's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by the DGCL. The Registrant's Bylaws provide that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law.

        Reference is made to Sections 317 and 2115 of the California General Corporation Law (the "CGCL"). Under Section 2115 of the CGCL, the Registrant from time to time may be subject to the requirements of Section 317 of the CGCL, instead of Sections 102(b)(7) and 145 of the DGCL with respect to exculpation from liability and indemnification of directors and officers of the Registrant. Section 317 of the CGCL provides that a subject corporation shall have the power to indemnify any agent of the corporation (including its directors and officers) who was or is a party to any proceeding or threatened proceeding (other than an action by or in the right of the corporation) against expenses, judgments, fines, settlements and other amounts incurred if that person acted in good faith and in a manner reasonably believed to be in the best interests of the corporation, and in the case of a criminal proceeding, had no reasonable cause to believe the conduct of such person was unlawful. Section 317 of the CGCL further provides that a subject corporation shall have the power to indemnify any agent of the corporation who was or is a party to any proceeding or threatened proceeding by or in the right of the corporation against expenses incurred in connection with the defense or settlement of the proceeding if the person acted in good faith and in a manner the person believed to be in the best interests of the corporation and its shareholders. Under Section 317 of the CGCL, to the extent that an agent of a subject corporation is successful on the merits in the defense of an action, the corporation must indemnify such person for his or her actual and reasonable expenses incurred in connection with such defense. Under Section 317 of the CGCL, a subject corporation may advance expenses of an indemnifiable person in defending an action; provided that such advancement of expenses may be made only if the person provides an undertaking to reimburse the corporation if it is ultimately determined that the person is not entitled to be indemnified against such expenses.

        The Registrant has entered into agreements to provide indemnification for the Registrant's directors and certain officers in addition to the indemnification provided for in the Bylaws. These agreements, among other things, will indemnify the Registrant's directors and certain officers to the fullest extent permitted by Delaware law for certain expenses (including attorneys' fees), and all losses, claims, liabilities, judgments, fines and settlement amounts incurred by such persons arising out of or in connection with such persons' service as directors or officers of the Registrant or an affiliate of the Registrant. The Registrant is required by these agreements to provide liability insurance for the directors and certain officers of the Registrant for certain losses arising from claims or charges made against them while acting in such capacities.

        The plan to which this Registration Statement relates provides that service on a committee administering the plan constitutes service as a director, thereby entitling the members of any such committee to the benefits of the above provisions relating to indemnification and reimbursement of expenses of directors of the Registrant. Such plan further provides that no member of any such committee shall be liable for any act or omission made in good faith with respect to such plan or any awards thereunder.

        The above-described provisions relating to the indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities (including reimbursement of expenses incurred) arising under the 1933 Act.

Item 7.  EXEMPTION FROM REGISTRATION CLAIMED

        Not Applicable.

Item 8.  EXHIBITS

    Number    Exhibit
    ------    -------
     5.1      Opinion and Consent of Brobeck, Phleger & Harrison LLP.
    23.1      Consent of Deloitte & Touche LLP, Independent Auditors.
    23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in
              Exhibit 5.1
    24.1      Power of Attorney.  Reference is made to page II-5 of this
              Registration Statement.

Item 9.  UNDERTAKINGS

    A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement or (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; PROVIDED, HOWEVER, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers, or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                      SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California, on this 12th day of March 1998.

                                  SCHEID VINEYARDS INC.


                                  By: /s/ Alfred G. Scheid
                                      ----------------------------------------
                                         Alfred G. Scheid
                                         Chief Executive Officer
                                         (Principal Executive Officer)


                             POWER OF ATTORNEY AND SIGNATURES

KNOW ALL PERSONS BY THESE PRESENTS:

        That the undersigned officers and directors of Scheid Vineyards Inc., a Delaware corporation, do hereby constitute and appoint Alfred G. Scheid, Scott D. Scheid and Heidi M. Scheid, and each or any one of them, jointly or severally, with full powers of substitution and resubstitution, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and the undersigned hereby ratifies and confirms that said attorneys and agents, each acting alone, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

        IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


SIGNATURE               TITLE                                DATE
---------               -----                                ----

/s/ Alfred G. Scheid    Chief Executive Officer and          March 12, 1998
----------------------- Chairman of the Board of Directors
Alfred G. Scheid        (Principal Executive Officer)

Signature               Title                              Date
---------               -----                              ----

/s/ Heidi M. Scheid     Vice President Finance, Chief      March 12, 1998
----------------------- Financial Officer,
Heidi M. Scheid         Treasurer and Director
                        (Principal Financial
                        and Accounting Officer)



/s/ Scott D. Scheid     Vice President, Chief Operating    March 12, 1998
----------------------- Officer and Director
Scott D. Scheid



/s/ John L. Crary       Director                           March 12, 1998
-----------------------
John L. Crary


/s/ Robert P. Hartzell  Director                           March 12, 1998
-----------------------
Robert P. Hartzell


                          SECURITIES AND EXCHANGE COMMISSION

                                   WASHINGTON, D.C.



                                       EXHIBITS

                                          TO

                                       FORM S-8

                                        UNDER

                                SECURITIES ACT OF 1933



                                SCHEID VINEYARDS INC.

                                    EXHIBIT INDEX


  Number      Exhibit
  ------      -------
   5.1        Opinion and Consent of Brobeck, Phleger & Harrison LLP (filed electronically herewith).
  23.1        Consent of Deloitte & Touche LLP, Independent Auditors (filed electronically herewith).
  23.2        Consent of Brobeck, Phleger & Harrison LLP is contained in
              Exhibit 5.
  24.1        Power of Attorney.  Reference is made to page II-5 of this
              Registration Statement.